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                           FORM N-4, ITEM 24(b)(10.1)
                        CONSENT OF INDEPENDENT AUDITORS

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-4 of our report dated April 24, 2013 relating to the financial statements and financial highlights of AUL American Individual Unit Trust and our report dated March 19, 2013 relating to the consolidated financial statements of OneAmerica Financial Partners, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
April 24, 2013